UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   February 5, 2009

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 5, 2009, the Board of Directors (the “Board”) of Neose Technologies, Inc. (the “Company”) approved a Plan of Termination of Employees (the “Plan of Termination”) in connection with a Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”) approved by the Company’s stockholders at a special meeting on January 26, 2009.  The Plan of Liquidation was previously described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2008 (the “Proxy Statement”).  Under the Plan of Termination, the Board has authorized the termination of employment of all but five employees on February 28, 2009.  The Board authorized the termination of employment of the remaining employees on March 15, 2009 and April 15, 2009.  All executive officers have been terminated effective February 28, 2009, except for A. Brian Davis, Senior Vice President and Chief Financial Officer, whose termination is effective April 15, 2009.

The Company estimates that it will pay cash severance benefits of approximately $5.5 million in connection with the Plan of Termination, all of which is expected to be paid prior to April 30, 2009. The Company does not expect to incur any material contract termination charges other than as previously described in the Proxy Statement.

Subsequent to the filing of a certificate of dissolution pursuant to the Plan of Liquidation, which filing the Company intends to submit on or about March 2, 2009, the Company intends to attempt to sell the majority of its remaining assets. Therefore, the Company expects to record non-cash impairment charges of at least $10 million related to the carrying value of property and equipment, which carrying value was approximately $12.6 million as of September 30, 2008.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The discussion above under Item 2.05 is incorporated herein by reference.

At a meeting held on February 5, 2009, the Compensation Committee (the “Committee”) of the Board determined the 2008 bonuses for the Company’s employees under the Company’s bonus program (previously described in the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2006, the “Bonus Program”).  The Company’s named executive officers were awarded a 2008 bonus in the following amounts: George J. Vergis, Ph.D., President and Chief Executive Officer:  $100,000; A. Brian Davis, Senior Vice President and Chief Financial Officer: $140,608; and Bruce A. Wallin, M.D., Senior Vice President, Clinical Development and Chief Medical Officer: $135,200.

In order to facilitate the payment of pro-rata bonuses pursuant to change of control agreements that were triggered by the sale of substantially all of the Company’s assets to BioGeneriX AG and Novo Nordisk A/S (as previously described in the Proxy Statement and in our Current Report on Form 8-K filed with the SEC on January 28, 2009), the Committee also determined the 2009 target bonus percentages.  The 2009 target bonus percentages for the Company’s named executive officers are as follows:  Dr. Vergis: 75%; Mr. Davis: 50%; and Dr. Wallin: 50%.

Item 8.01. Other Events

The Company anticipates that an initial distribution of liquidation proceeds, if any, will be made to its stockholders within 30 days of its filing of a certificate of dissolution, which filing the Company intends to submit on or about March 2, 2009.  As the Company liquidates its remaining assets and satisfies its outstanding liabilities, including its real estate leases, the Company intends to distribute additional liquidation proceeds, if any, to its stockholders as the Board deems appropriate.  The Company’s current estimate is that there will be between $19,600,000 and $30,100,000, or $0.36 to $0.55 per share of the Company’s common stock, available for distribution over time to the Company’s stockholders with the final distribution amount to be determined and the final distribution made after settlement and satisfaction of all of the Company’s liabilities.  However, if certain contingent liabilities are not able to be settled within the currently estimated range, the amount available for distribution could fall outside the estimated distribution range.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts, including statements regarding the Plan of Termination and the amount and timing of termination charges that we expect to incur, the timing of the filing of the certificate of dissolution and the timing and amount of cash distributed to stockholders, are “forward-looking statements” that involve risks and uncertainties.  For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the Proxy Statement and discussions of potential risks and uncertainties in our subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: February 9, 2009	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer